Exhibit 23.3

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-4 of STERIS plc of our reports dated March 8, 2019 and March 5, 2018, relating to the consolidated financial statements of Dental Holding, LLC and Subsidiaries, appearing in Amendment No. 1 to Form 8-K filed by Cantel Medical Corp. dated December 16, 2019.  We also consent to the reference of our firm under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-253799).

/s/ RSM US LLP

Schaumburg, Illinois
June 1, 2021